Exhibit 99.1

Zendesk, Inc. Announces Proposed Private Offering of $1 billion of Convertible Senior Notes

San Francisco – June 10, 2020 – Zendesk, Inc. (NYSE: ZEN) (“Zendesk”) today announced its intention to offer, subject to market conditions and other factors, $1 billion aggregate principal amount of Convertible Senior Notes due 2025 (the “Notes”) in a private offering (the “Offering”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Zendesk also expects to grant the initial purchasers of the Notes an option to purchase up to an additional $150 million aggregate principal amount of the Notes.

The Notes will be senior, unsecured obligations of Zendesk, and interest on the Notes will be payable semi-annually in arrears. The Notes will be convertible into cash, shares of Zendesk’s common stock or a combination thereof, at Zendesk’s election. The interest rate, conversion rate and other terms of the Notes are to be determined upon pricing of the Offering.

In connection with the pricing of the Notes, Zendesk expects to enter into privately negotiated capped call transactions with one or more of the initial purchasers of the Notes and/or their respective affiliates or other financial institutions (the “Option Counterparties”). The capped call transactions are expected generally to reduce potential dilution to Zendesk’s common stock upon any conversion of Notes and/or offset any potential cash payments Zendesk is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap.

Zendesk expects that, in connection with establishing their initial hedges of the capped call transactions, the Option Counterparties or their respective affiliates will enter into various derivative transactions with respect to Zendesk’s common stock and/or purchase shares of Zendesk’s common stock concurrently with or shortly after the pricing of the Notes. This activity could increase (or reduce the size of any decrease in) the market price of Zendesk’s common stock or the Notes at that time. In addition, Zendesk expects that the Option Counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Zendesk’s common stock and/or by purchasing or selling Zendesk’s common stock or other securities of Zendesk in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and are likely to do so on each exercise date for the capped call transactions, which are expected to occur on each trading day during the 40 trading day period beginning on the 41st scheduled trading day prior to the maturity date of the Notes, or following any termination of any portion of the capped call transactions in connection with any repurchase, redemption or early conversion of the Notes). This activity could also cause or avoid an increase or a decrease in the market price of Zendesk’s common stock or the Notes, which could affect the ability of holders of Notes to convert the Notes and, to the extent the activity occurs following a conversion or during any observation period related to a conversion of the Notes, it could affect the number of shares of Zendesk’s common stock and value of the consideration that holders of Notes will receive upon conversion of the Notes.

Zendesk expects to use a portion of the net proceeds of the Offering to pay the cost of the capped call transactions described above. If the initial purchasers exercise their option to purchase additional Notes, Zendesk expects to use a portion of the net proceeds from the sale of the additional Notes to enter into additional capped call transactions with the Option Counterparties. Zendesk also intends to use a portion of the net proceeds from the Offering to finance the repurchase for cash of up to $460 million in aggregate principal amount of Zendesk’s 0.25% Convertible Senior Notes due 2023 (the “2023 Notes”) described below. Zendesk intends to use the remainder of the net proceeds from the Offering for working capital or other general corporate purposes, including the further expansion and development of Zendesk’s customer experience product and platform solutions, the development of new solutions and services, continued investment in Zendesk’s sales and marketing capabilities, and maturation of Zendesk’s international organization. Zendesk may also use a portion of the net proceeds to acquire complementary businesses, products, services, or technologies. However, Zendesk has not entered into any agreements for any specific acquisitions at this time.

Contemporaneously with the pricing of the Notes in the Offering, Zendesk expects to enter into one or more separate and individually negotiated transactions with one or more holders of the 2023 Notes to repurchase for cash up to $460 million in aggregate principal amount of the 2023 Notes on terms to be negotiated with each holder (each, a “Note Repurchase”). The terms of each Note Repurchase are anticipated to be individually negotiated with each holder of 2023 Notes and will depend on several factors, including the market price of Zendesk’s common stock and the trading price of the 2023 Notes at the time of each such Note Repurchase. No assurance can be given as to how much, if any, of these 2023 Notes will be repurchased or the terms on which they will be repurchased.

Zendesk expects that holders of any 2023 Notes that Zendesk agrees to repurchase that have hedged their equity price risk with respect to such 2023 Notes (the “hedged holders”) will, concurrently with the pricing of the new Notes, unwind their hedge positions by buying Zendesk’s common stock and/or entering into or unwinding various derivative transactions with respect to Zendesk’s common stock. The amount of Zendesk’s common stock to be purchased by the hedged holders may be substantial in relation to the historic average daily trading volume of Zendesk’s common stock.

In connection with the issuance of the 2023 Notes, Zendesk entered into capped call transactions (the “Existing Capped Call Transactions”) with certain financial institutions (the “Existing Option Counterparties”). In connection with the concurrent Note Repurchases, Zendesk expects to enter into agreements with the Existing Option Counterparties to terminate a portion of the Existing Capped Call Transactions in a notional amount corresponding to the principal amount of the 2023 Notes repurchased, if any. In connection with any such termination of a corresponding portion of the Existing Capped Call Transactions, Zendesk expects that such Existing Option Counterparties and/or their respective affiliates will sell shares of Zendesk’s common stock in secondary market transactions, and/or unwind various derivative transactions with respect to Zendesk’s common stock. Zendesk anticipates that it will receive cash from the Existing Option Counterparties, which Zendesk intends to use for general corporate purposes.

Any repurchase of the 2023 Notes and the termination of a corresponding portion of the Existing Capped Call Transactions described above, and the potential related market activities by holders of the 2023 Notes participating in the concurrent Note Repurchases and the Existing Counterparties, as applicable, could increase (or reduce the size of any decrease in) or decrease (or reduce the size of any increase in) the market price of Zendesk’s common stock, which may affect the trading price of the Notes at that time and the initial conversion price of the Notes. Zendesk cannot predict the magnitude of such market activity or the overall effect it will have on the price of the Notes or Zendesk’s common stock.

The Notes will only be offered to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. Neither the Notes nor the shares of Zendesk’s common stock potentially issuable upon conversion of the Notes, if any, have been, or will be, registered under the Securities Act or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from such registration requirements.

This press release does not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any offer or sale of, the Notes (or any shares of Zendesk’s common stock issuable upon conversion of the Notes) in any state or jurisdiction in which the offer, solicitation, or sale of the Notes would be unlawful prior to the registration or qualification thereof under the securities laws of any such state or jurisdiction.

About Zendesk

The best customer experiences are built with Zendesk.

Zendesk is a CRM company that builds flexible support, sales, and customer engagement software that is quick to implement and scales to meet changing needs. From large enterprises to startups, we believe that powerful, innovative customer experiences should be within reach for every company, no matter the size, industry or ambition. Zendesk serves more than 160,000 customers across a multitude of industries in over 30 languages. Zendesk is headquartered in San Francisco, and operates 17 offices worldwide.

Forward-Looking Statements

This press release contains forward-looking statements, including, among other things, about the proposed terms of the Notes, the size of the Offering, including the option to purchase additional Notes, whether Zendesk will enter into and the extent, and potential effects of, the capped call transactions, the Note Repurchases and the terminations of a portion of the Existing Capped Call Transactions, the potential dilution to Zendesk’s common stock and the expected use of the net proceeds from the sale of the Notes and the terminations of a portion of the Existing Capped Call Transactions. Words such as “may,” “should,” “will,” “believe,” “expect,” “anticipate,” “target,” “project,” and similar phrases that denote future expectation or intent are intended to identify forward-looking statements. You should not rely upon forward-looking statements as predictions of future events.

The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties, and other factors that may cause actual results, performance, or achievements to differ materially, including risks related to or associated with: (i) whether Zendesk will consummate the Offering on the expected terms, or at all, (ii) whether Zendesk will consummate the anticipated Note Repurchases, the related terminations of a portion of the Existing Capped Call Transactions and the terms thereof and (iii) whether Zendesk will enter into capped call transactions, the terms thereof and whether such capped call transactions become effective, all of which could differ or change based upon market conditions or for other reasons.

The forward-looking statements contained in this press release are also subject to additional risks, uncertainties, and factors, including those more fully described in Zendesk’s filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that Zendesk makes with the Securities and Exchange Commission from time to time, including its Quarterly Report on Form 10-Q to be filed for the quarter ending June 30, 2020.

Forward-looking statements represent Zendesk’s management’s beliefs and assumptions only as of the date such statements are made. Zendesk undertakes no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Source: Zendesk, Inc.

Contact:

Zendesk, Inc.

Investor Contact:

Marc Cabi, +1 415-852-3877

ir@zendesk.com

or

Media Contact:

Paige Young, +1 415-852-3877

press@zendesk.com